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                                                                    EXHIBIT 21.1

                             LISTING OF SUBSIDIARIES

Subsidiaries of                                         Country, State or Province
Metallurg, Inc.                                         of Incorporation
---------------                                         ---------------------------
Shieldalloy Metallurgical Corporation                   Delaware
Elektrowerk Weisweiller GmbH                            Germany
Metallurg (Canada) Limited                              Quebec
MIR (China), Inc.                                       Delaware
Metallurg International Resources, Inc.                 New York
        Shawdon Enterprises Ltd.                        Cyprus
Metallurg Holdings Corporation                          New Jersey
Metallurg Services, Inc.                                New York

Subsidiaries of                                         Country or State
Metallurg Holdings Corporation                          of Incorporation
------------------------------                          -----------------

London & Scandinavian Metallurgical Co Limited          England
        S. A. Vickers Limited (dormant)                 England
        H. M. I. Limited (dormant)                      England
        Metal Alloys (South Wales) Limited (dormant)    England
        The Aluminum Powder Company Limited             England
                Alpoco Developments Limited (dormant)   England
                Metalloys Limited (dormant)             England
        M & A Powders Limited (dormant)                 England
        Hydelko KS                                      Norway
Metallurg South Africa (Pty.) Limited                   South Africa
        W.T. Mines Limited (dormant)                    South Africa
        Stand 359 Wadeville Extension 4 (Pty.) Limited  South Africa
        Reframet Installations (Pty.) Limited           South Africa
Turk Maadin Sirketi                                     Turkey
Gesellschaft fur Elektrometallurgie mbH                 Germany
        Societe Miniere du Kivu (dormant)               Congo
        GfE Umwelttechnik GmbH                          Germany
                Recovan S.p.A.                          Italy
                Intervan GmbH                           Germany
        Keramed Medizintechnik GmbH                     Germany
        GfE Metalle und Materialien GmbH                Germany
        GfE Giesserei- und Stahlwerksbedarf GmbH        Germany
        RZM-Recyclingzentrum Mittelfranken GmbH         Germany
Companhia Industrial Fluminense                         Brazil
Ferrolegeringar Aktiengesellschaft                      Zurich, Switzerland
        Metalchimica S. r. l.                           Italy
        FAG Poland Sp. z.o.o.                           Poland

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
Aktiebolaget Ferrolegeringar                                         Sweden
Metallurg International Resources GmbH                               Germany
        Metallurg International Resources Russia Limited             Russia
Metallurg (Far East) Limited                                         Japan
Montanistica S. A.                                                   Zug, Switzerland
Metallurg Mexico S. A. de C. V.                                      Mexico
Atlantic Alloys and Chemicals Limited (dormant)                      Jersey, CI
Caribbean Metals & Alloys Limited (dormant)                          Grand Cayman
Metallurgische Gesellschaft AG  (dormant)                            Zurich, Switzerland
Brandau y Cia S. A. (dormant)                                        Spain
Aleaciones Metalurgicas Venezolanas  C. A.  (dormant)                Venezuela
Montan Aktiengesellschaft  (dormant)                                 Liechtenstein

Notes

Dormant subsidiaries have no operations.

As of April 1, 2000

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